Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On April 14, 2021, New Residential Investment Corp., a Delaware corporation (the “Company” or “New Residential”), entered into a stock purchase agreement (the “SPA”) with LSF Pickens Holdings, LLC, a Delaware limited liability company (“LSF”) and an affiliate of Lone Star Funds, and Caliber Home Loans Inc., a Delaware corporation and wholly owned subsidiary of LSF (“Caliber”). The SPA provides that, upon the terms and subject to the conditions set forth therein, the Company or one of its subsidiaries will purchase all of the issued and outstanding equity interests of Caliber (the “Caliber Acquisition”) from LSF for a purchase price of $1.675 billion, subject to certain downward adjustments (including certain cash dividends and other payments out of Caliber and its subsidiaries since December 31, 2020).

As described in more detail herein, the Company intends to finance the purchase price with $925.0 million of existing cash on hand and available liquidity (of both New Residential and Caliber), $500.0 million from the issuance of common shares and $250.0 million from the sale of certain investment securities.

The following unaudited pro forma condensed combined balance sheet shows the financial condition after giving effect to the probable acquisition of Caliber by New Residential. The unaudited pro forma condensed combined balance sheet assumes that the Caliber Acquisition is accounted for under the acquisition method of accounting in accordance with Regulation S-X Article 11, as amended by the Securities and Exchange Commission (“SEC”) Final Rule Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, and that the assets and liabilities of Caliber will be recorded by New Residential at their respective estimated fair values based on information currently available. The unaudited pro forma condensed combined balance sheet gives effect to the probable Caliber Acquisition as if the transaction had occurred on December 31, 2020.

The following unaudited pro forma condensed combined statement of income shows the results of operations, including per share data, after giving effect to the probable Caliber Acquisition. The unaudited pro forma condensed combined statement of income assumes that the Caliber Acquisition is accounted for under the acquisition method of accounting and that the assets and liabilities of Caliber will be recorded by New Residential at their respective estimated fair values based on information currently available. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2020 gives effect to the probable Caliber Acquisition as if the transaction had occurred on January 1, 2020.

The accompanying unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual financial position and results of operations of the Company would have been had the Caliber Acquisition occurred on the dates assumed, nor are they necessarily indicative of what the financial position or results of operations would be for any future periods. The unaudited pro forma condensed combined balance sheet includes pro forma purchase price allocations based upon preliminary estimates of the fair value of the assets acquired and liabilities assumed in connection with the probable Caliber Acquisition. These allocations may be adjusted in the future upon completion of the acquisition. In addition, the unaudited pro forma condensed combined statement of income does not include the impact of any revenue, cost or other operating synergies that may result from the probable Caliber Acquisition or any related restructuring costs.

The unaudited selected pro forma condensed combined financial information has been derived from and should be read in conjunction with the consolidated financial statements and related notes of New Residential, which were included in New Residential’s Annual Report on Form 10-K for the year ended December 31, 2020, and the financial statements and related notes of Caliber, which were included as Exhibit 99.2 to this Current Report on Form 8-K. Certain reclassifications have been made to the historical presentation of Caliber to conform to the New Residential presentation and to the presentation of the pro forma financial statements contained herein.

The unaudited pro forma condensed combined financial statements reflect the following anticipated transactions and adjustments:

•
The probable Caliber Acquisition included in the unaudited pro forma condensed combined balance sheet as if it occurred on December 31, 2020 and the unaudited pro forma combined statement of income as if it occurred on January 1, 2020. The adjustments related to the Caliber Acquisition are shown in a separate column as “Transaction Accounting Adjustments —Acquisition Adjustments.”

•
The assumed issuance by the Company of an aggregate of 45.75 million common shares in the open market at a purchase price of $10.93 per share in exchange for gross proceeds of approximately $500.0 million. The adjustments related to the issuance of common stock are shown in a separate column as “Transaction Accounting Adjustments — Financing Adjustments.”

•
The assumed sale by the Company of approximately $5.0 billion face value of Agency residential mortgage-backed securities for net cash proceeds of $250.0 million after repayment of $4.75 billion debt financing. The adjustments related to the sale of securities are shown in a separate column as “Transaction Accounting Adjustments —Financing Adjustments.”

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2020
(Dollars in thousands)

	Historical		Transaction Accounting Adjustments				Pro Forma
	New Residential	Caliber	Acquisition Adjustments	Note 2 Reference	Financing Adjustments	Note 2 Reference	Combined
Assets
Excess mortgage servicing rights, at fair value	$410,855	$—	$—		$—		$410,855
Mortgage servicing rights, at fair value	3,489,675	1,156,831	297,745	G	—		4,944,251
Mortgage servicing rights financing receivables, at fair value	1,096,166	—	—		—		1,096,166
Servicer advance investments, at fair value	538,056	—	—		—		538,056
Real estate and other securities	14,244,558	—	—		(5,000,000)	B	9,244,558
Residential loans and variable interest entity consumer loans held-for-investment, at fair value	1,359,754	—	—		—		1,359,754
Residential mortgage loans, held-for-sale	5,215,703	8,007,730	(1,271,291)	G	—		11,952,142
Residential mortgage loans subject to repurchase	1,452,005	2,273,601	148,903	G	—		3,874,509
Cash and cash equivalents	944,854	504,378	(1,475,481)	C	750,000	A,B	723,751
Restricted cash	135,619	29,293	23,784		—		188,696
Servicer advances receivable	3,002,267	160,606	(29,483)	G	—		3,133,390
Trades receivable	4,180	—	—		—		4,180
Other assets	1,358,422	822,800	183,338	D,E,G	—		2,364,560
	$33,252,114	$12,955,239	$(2,122,485)		$(4,250,000)		$39,834,868

Liabilities and Equity

Liabilities
Secured financing agreements	$17,547,680	$7,369,193	$(989,887)	G	$(4,750,000)	B	$19,176,986
Secured notes and bonds payable	7,644,195	1,009,863	(191,077)	G	—		8,462,981
Residential mortgage loan repurchase liability	1,452,005	2,273,601	148,903	G	—		3,874,509
Unsecured senior notes, net of issuance costs	541,516	—	—		—		541,516
Trades payable	154	—	—		—		154
Due to affiliates	9,450	—	—		—		9,450
Dividends payable	90,128	—	—		—		90,128
Accrued expenses and other liabilities	537,302	898,804	313,354	G	—		1,749,460
	27,822,430	11,551,461	(718,707)		(4,750,000)		33,905,184

Equity
Preferred stock, par value $0.01 per share	812,992	—	—		—		812,992
Common stock, par value $0.01 per share	4,148	12	(12)	F	457	A	4,605
Additional paid-in capital	5,547,108	659,644	(659,644)	F	499,543	A	6,046,651
Retained earnings (accumulated deficit)	(1,108,929)	744,122	(744,122)	F	—		(1,108,929)
Accumulated other comprehensive income (loss)	65,697	—	—		—		65,697
Total New Residential stockholders’ equity	5,321,016	1,403,778	(1,403,778)		500,000		5,821,016
Noncontrolling interests in equity of consolidated subsidiaries	108,668	—	—		—		108,668
Total Equity	5,429,684	1,403,778	(1,403,778)		500,000		5,929,684
	$33,252,114	$12,955,239	$(2,122,485)		$(4,250,000)		$39,834,868

See notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2020
(Dollars in thousands, except share and per share data)

	Historical		Transaction Accounting Adjustments				Pro Forma
	New Residential	Caliber	Acquisition Adjustments	Note 2 Reference	Financing Adjustments	Note 2 Reference	Combined
Revenues
Interest income	$1,102,537	$187,091	$—		$(112,283)	2	$1,177,345
Fee income	—	229,739	—		—		229,739
Servicing revenue, net of change in fair value	(555,041)	(76,206)	—		—		(631,247)
Gain on originated mortgage loans, held-for-sale, net	1,399,092	2,533,112	—		—		3,932,204
	1,946,588	2,873,736	—		(112,283)		4,708,041
Expenses
Interest expense	584,469	170,546	—		(11,678)	2	743,337
Compensation and benefits	571,646	1,360,367	—		—		1,932,013
General and administrative expenses	548,441	451,887	—		—		1,000,328
Management fee to affiliate	89,134	—	—		7,500	3	96,634
Incentive compensation to affiliate	—	—	—		—		—
	1,793,690	1,982,800	—		(4,178)		3,772,312
Other income (loss)
Change in fair value of investments	(437,126)	—	—		26,283	2	(410,843)
Gain (loss) on settlement of investments, net	(930,131)	(74)	—		—		(930,205)
Earnings from investments in consumer loans, equity method investees	—	—	—		—		—
Other income (loss), net	(2,797)	—	—		—		(2,797)
	(1,370,054)	(74)	—		26,283		(1,343,845)
Impairment
Provision (reversal) for credit losses on securities	13,404	—	—		—		13,404
Valuation and credit loss provision (reversal) on loans and real estate owned	110,208	—	—		—		110,208
	123,612	—	—		—		123,612
Income (Loss) Before Income Taxes	(1,340,768)	890,862	—		(81,822)		(531,728)
Income tax expense (benefit)	16,916	225,663	—		—		242,579
Net Income (Loss)	$(1,357,684)	$665,199	$—		$(81,822)		$(774,307)
Noncontrolling interests in income of consolidated subsidiaries	52,674	—	—		—		52,674
Dividends on preferred stock	54,295	—	—		—		54,295
Net Income (Loss) Attributable to Common Stockholders	$(1,464,653)	$665,199	$—		$(81,822)		$(881,276)

Net Income (Loss) Per Share of Common Stock
Basic	$(3.52)	$5.58	$(5.58)				$(1.91)
Diluted	$(3.52)	$—	$—				$(1.91)

Weighted Average Number of Shares of Common Stock Outstanding
Basic	415,513,187	119,172	(119,172)		45,745,654	1	461,258,841
Diluted	415,513,187	—	—		45,745,654	1	461,258,841

See notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting and in accordance with Regulation S-X Article 11, as amended by the SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, with New Residential considered as the accounting acquirer and Caliber as the accounting acquiree. Accordingly, consideration paid by New Residential to complete the Caliber Acquisition will be allocated to identifiable assets and liabilities of Caliber based on their estimated fair values as of the closing date of the Caliber Acquisition.

The unaudited pro forma condensed combined balance sheet has been prepared to give effect to the probable Caliber Acquisition as if the transaction had occurred as of December 31, 2020. The unaudited pro forma condensed combined statement of income has been prepared to give effect to the probable Caliber Acquisition as if the transaction had occurred as of January 1, 2020.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position had the Caliber Acquisition been consummated during the period presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. Certain historical financial information of Caliber has been reclassified to conform to the current period presentation. Upon completion of the acquisition, the Company will perform a comprehensive review of Caliber’s accounting policies. As a result of the review, the Company may identify differences between the accounting policies of Caliber which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis, the Company has identified the presentation differences that would have an impact on the unaudited pro forma condensed combined financial information and recorded the necessary adjustments. Refer to Note 2 for details.

2. Reclassification Adjustments

To the extent identified, certain reclassifications have been reflected in the unaudited pro forma condensed combined financials statements to conform Caliber’s financial statement presentation to that of New Residential. However, the unaudited pro forma condensed combined financial statements may not reflect all of the adjustments necessary to conform the accounting policies of Caliber to those of New Residential.

The pro forma adjustments represent New Residential management’s preliminary estimates and are subject to change as additional information becomes available and additional analyses are performed.

The table below summarizes certain reclassifications made to the historical financial statements of Caliber to conform to New Residential’s presentation as of and for the year ended December 31, 2020 (in thousands):

Balance Sheet / Income Statement	Historical	Reclassification	Amount
Balance sheet	Property and equipment, net	Other assets	$77,055
Balance sheet	Derivative assets	Other assets	315,488
Balance sheet	Prepaid and other assets	Other assets	430,257
Balance sheet	Servicer advances facilities, net	Secured notes and bonds payable	109,965
Balance sheet	Warehouse credit facilities, net	Secured financing agreements	7,369,193
Balance sheet	MSR financing facilities, net	Secured notes and bonds payable	899,898
Balance sheet	Derivative liabilities	Accrued expenses and other liabilities	95,285

Income statement	Change in fair value of mortgage servicing rights	Servicing revenue, net of change in fair value	$(596,954)
Income statement	Other income	Servicing revenue, net of change in fair value	18,798
Income statement	Occupancy and equipment	General and administrative expenses	48,162
Income statement	Depreciation and amortization	General and administrative expenses	32,646
Income statement	Loss on extinguishment of debt	Gain (loss) on settlement of investments, net	(74)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

3. Preliminary Purchase Price Allocation

On April 14, 2021, New Residential entered into the SPA to acquire all of the assets and liabilities of Caliber through the acquisition of its outstanding common stock. The aggregate estimated purchase price is expected to be approximately $1.675 billion. The Company plans to use cash to acquire all of Caliber’s net assets of approximately $1.55 billion through the acquisition of its outstanding common stock. The Company expects to fund the $1.675 billion cash consideration by using existing cash on hand of $925.0 million and available liquidity (of both New Residential and Caliber), issuance of 45.75 million common shares at a purchase price of $10.93 per share for gross cash proceeds of $500.0 million, and sale of approximately $5.0 billion face value of Agency residential mortgage-backed securities for net cash proceeds of $250.0 million after repayment of $4.75 billion debt financing.

The probable Caliber Acquisition is accounted for using the acquisition method of accounting. Accordingly, the assets and liabilities of Caliber are recorded at their respective estimated fair values based on current available information. To the extent that the purchase price exceeds the fair value of acquired assets and assumed liabilities, the excess will result in goodwill.

As of the date of this Form 8-K, the Company has not closed on the Caliber Acquisition. Therefore, the total preliminary purchase price described above has been allocated to the assets acquired and the liabilities assumed for purposes of pro forma condensed combined financial statements, based on their estimated relative fair values. The final allocation will be based upon the estimated fair values as of the closing date of the Caliber Acquisition. Accordingly, the purchase price allocation adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements. The final purchase price allocation will be determined after a complete and thorough analysis has been completed to determine the fair value of Caliber’s assets and liabilities. As a result, the final acquisition accounting adjustments, including those resulting from conforming Caliber’s accounting policies to those of New Residential could differ materially from the pro forma adjustments presented herein. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The following table summarizes the preliminary allocation of the estimated purchase price to the fair values of the assets acquired and liabilities assumed based on the Company’s current best estimates (in millions):

Assets Acquired
Mortgage servicing rights, at fair value	$1,454.6
Residential mortgage loans, held-for-sale	6,736.4
Residential mortgage loans subject to repurchase	2,422.5
Cash and cash equivalents	703.9
Restricted cash	53.1
Servicer advances receivable	131.1
Other assets	881.1
Total Assets Acquired	$12,382.7

Liabilities Assumed
Secured financing agreements	$6,379.3
Secured notes and bonds payable	818.8
Residential mortgage loan repurchase liability	2,422.5
Accrued expenses and other liabilities	1,212.2
Total Liabilities Assumed	$10,832.8

Net Assets	$1,549.9

Total Estimated Consideration	$1,675.0

Goodwill	$125.1

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

4. Transaction Accounting Adjustments — Acquisition and Financing

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on preliminary assumptions and valuations, which are subject to change.

Balance Sheet

A.
Represents the assumed proceeds from the April 2021 issuance of 45.75 million common shares at a purchase price of $10.93 per share for gross cash proceeds of $500.0 million as if it had occurred on December 31, 2020.

B.
Represents the assumed sale of approximately $5.0 billion face value of Agency residential mortgage-backed securities for net cash proceeds of $250.0 million after repayment of $4.75 billion debt financing.

C.	Represents estimated cash consideration of $1.675 billion paid to Caliber, net of adjustments of the historical amounts of Caliber’s cash on hand to reflect the current amount.

D.	Represents the elimination of $65.0 million of aggregate identifiable indefinite-lived intangible assets and goodwill recorded on Caliber’s balance sheet at December 31, 2020.

E.	Record the preliminary goodwill of $125.1 million arising from the Caliber Acquisition as if it occurred on December 31, 2020.

F.
Represents the elimination of Caliber’s common stock, additional paid-in capital and retained earnings as the assets acquired and liabilities assumed were recorded at fair value and the difference between assets acquired and liabilities assumed were recorded as goodwill.

G.	Represents adjustments of the Caliber’s historical amounts to the current fair value.

Statement of Income

1.
Record 45.75 million additional common shares issued by the Company to fund the Caliber Acquisition. Assumed share issuance based on New Residential’s closing stock price of $10.93 as of April 13, 2021.

2.
Represents the sale of Agency residential mortgage-backed securities and elimination of (i) interest income and interest expense of $112.3 million and $11.7 million, respectively, and (ii) amortization of premium of $26.3 million.

3.	Record 1.5% management fee on assumed $500.0 million equity offering by the Company to fund the Caliber Acquisition.